Exhibit 99.3

PDL BioPharma, Inc.
Q4-Year End 2014
February 23, 2014

Following are some of the key points regarding PDL’s fourth quarter and year-end 2014 financial and business results.

Net Income
Net income in 2014 was $322.2 million, or $1.86 per diluted share as compared with net income in 2013 of $264.5 million, or $1.66 per diluted share. Net income for the fourth quarter of 2014 was $55.1 million, or $0.32 per diluted share, as compared with net income of $61.1 million in the same period of 2013, or $0.39 per diluted share.

Earnings per Share: Reconciliation of Basic Shares to Fully Diluted Shares
The following table lists the reconciliation of basic shares to fully diluted shares:

	Year Ended December 31,
(In thousands, except per share amounts)	2014	2013
Numerator
Income used to compute net income per diluted share	$ 322,244	$ 264,555

Denominator
Total weighted-average shares used to compute net income per basic share	158,224	139,842
Effect of dilutive stock options	126	83
Restricted stock awards	21	20
Assumed conversion of Series 2012 Notes	3,532	12,373
Assumed conversion of February 2015 Notes	—	106
Assumed conversion of warrants	5,510	—
Assumed conversion of May 2015 Notes	5,697	6,919
Shares used to compute net income per diluted share	173,110	159,343
Net income per basic share	$ 2.04	$ 1.89
Net income per diluted share	$ 1.86	$ 1.66

While in accordance with Generally Accepted Accounting Principles (GAAP) and reflects the potential conversion of shares at December 31, 2014 it does not reflect subsequent events and certain bond hedge transactions entered into by PDL. For example, it includes 3.5 million shares related to the assumed conversion of the Series 2012 notes which occurred in February 2015 and will be reported Q1 2015 as 1.34 million shares. It also includes the assumed conversion of the May 2015 Notes which will mature in May 2015, which is approximately 5.7 million and an additional 5.5 million warrants which were issued. Missing in this reconciliation is the anti-dilutive effect of the call option on the bond hedge PDL entered into, which effectively will offset the assumed 5.7 million shares related conversion of the May.  Because GAAP and accounting guidance does not allow inclusion of the anti-dilutive effect of the bond hedge, it effectively results in double dilution on the fully diluted share calculation. More details on this calculation this can be found on page 64 of our filed 10-K.
Quarterly Dividends
On January 27, 2015, PDL’s Board of Directors declared regular quarterly dividends of $0.15 per share of common stock, payable on March 12, June 12, September 11 and December 11 of 2015 to all stockholders who own shares of PDL on March 5, June 5, September 4 and December 4 of 2015, the record dates for each of the dividend payments, respectively. On December 12, 2014, PDL paid the fourth quarterly dividend to stockholders of record totaling $24.3 million using earnings generated in the fourth quarter of 2014.

PDL BioPharma, Inc.
Q4-Year End 2014
February 23, 2015

Updates on Approved Royalty Bearing Products related to Queen et al. patents

Avastin® (bevacizumab):

•	On January 28, 2015, Genentech/Roche reported that 2014 worldwide sales were CHF 6.417 billion and increased by 6%.

◦	EU: Growth driven by further uptake in ovarian and strong demand across other indications.

◦	US: Sales driven by growing demand in colorectal, cervical and ovarian cancer.

◦	Japan: Driven by higher sales in breast cancer, as well as ovarian cancer and malignant glioma.

◦	International: Strong growth driven by launches in a number of markets for ovarian cancer treatment, as well as by demand in colorectal cancer.

•	On August 14, 2014, Genentech announced US approval for the treatment of persistent, recurrent or metastatic cervical cancer in combination with chemotherapy.

•	On November 14, 2014, Genentech announced US approval for the treatment of recurrent platinum-resistant ovarian cancer.

•	On August 6, 2014, Roche reported EU approval for the treatment of ovarian cancer that is resistant to platinum-based chemotherapy.

Herceptin® (trastuzumab):

•	On January 28, 2015, Genentech/Roche reported that 2014 worldwide sales were CHF 6.275 billion and increased by 7%.

•	Continued strong growth in Herceptin benefiting from higher volumes / prolonged treatment times.

Lucentis® (ranibizumab):

•	On January 27, 2015, Novartis reported that 2014 ex-US sales were $2.441 billion and increased by 5%.

Xolair® (omalizumab):

•	On January 27, 2015, Novartis reported that 2014 ex-US sales were $777 million and increased by 30%.

•	On January 28, 2015, Genentech/Roche reported that 2014 worldwide sales were CHF 975 million and increased by 25%.

•	In March 2014, both Genentech/Roche and Novartis reported US and EU had approvals, respectively, for treatment of chronic idiopathic urticaria.

•	On September 26, 2014, FDA updated the label to warn about a slightly increased risk of cardiovascular and cerebrovascular events as well as a potential risk of cancer.

Tysabri® (natalizumab):

•	On January 29, 2015, Biogen Idec reported that 2014 worldwide sales were approximately $2 billion, consisting of $1 billion in U.S. sales and $934 million in sales outside the U.S.

Actemra® (tocilizumab):

•	On January 28, 2015, Genentech/Roche reported that 2014 worldwide sales were CHF 1.224 billion and increased by 23%.

◦	US, EU & Japan: Strong growth driven by increased use in monotherapy and earlier use for RA, with significant uptake of new subcutaneous formulation. EU approval for early-stage RA.

◦	International: Growth driven by strong launches in China and Turkey, and continued fast uptake in Australia and Argentina.

•	On September 8, 2014, Roche announced EU approval for treatment of patients with early rheumatoid arthritis.

Perjeta® (pertuzumab):

•	On January 28, 2015, Genentech/Roche reported that 2014 worldwide sales were CHF 918 million and increased by 189%.

◦	Perjeta sales grew in all regions with strong uptake in the US, Germany and France.

•
On September 28, 2014, Genentech/Roche announced that final data from Phase 3 study in patients with previously untreated HER2+ metastatic breast cancer who were treated with Perjeta, Herceptin and docetaxel lived a median of 56.5 months compared to 40.8 months for patients treated with Herceptin and docetaxel. Median overall survival of almost five year is the longest observed to date in patients with metastatic HER2+ breast cancer.

PDL BioPharma, Inc.
Q4-Year End 2014
February 23, 2015

Kadcyla® (TDM-1 or ado-trastuzumab emtansine):

•	On January 28, 2015, Genentech/Roche reported that 2014 worldwide sales were CHF 536 million and increased by 135%.

•
On December 18, 2014, Genentech reported that the two Kadcyla arms in MARIANNE trial in first line metastatic breast cancer failed to demonstrate superiority over Herceptin + chemotherapy. This does not affect its current approval as second line treatment for HER2+ metastatic breast cancer.

Gazyva™ (Obinutuzumab or GA101):

•
On February 3, 2014, Genentech/Roche reported that an independent data monitoring committee halted its Phase 3 trial in patients with indolent non-Hodgkin’s lymphoma (iNHL) who are refractory to Rituxan treatment because the study met its primary endpoint early.

◦	The study showed that people lived significantly longer without disease worsening or death (PFS) when treated with Gazyva plus bendamustine followed by Gazyva alone, compared to bendamustine alone.

•	On January 28, 2015, Genentech/Roche reported that 2014 worldwide sales were CHF 49 million.

•
On December 24, 2014, FDA approved inclusion in the label of data showing significant improvements in chronic lymphocytic leukemia (CLL) patients treated with Gazyva plus chlorambucil across multiple clinical endpoints when compared head-to-head with Rituxan plus chlorambucil.

◦	Gazyva was approved in the US on November 1, 2013 for previously untreated CLL in combination with chlorambucil.

◦	On July 29, 2014, Roche announced EU approval for first line treatment of CLL with chlorambucil.

Solanezumab

•
On January 30, 2015, Lilly stated during its call with the financial community that it expected to have two year data from the extension of its Phase 3 Expedition trials in patients with mild-to-moderate Alzheimer’s Disease.

•
Lilly also reported in the call that the new Phase 3 trial in patients with mild Alzheimer’s Disease is about 2/3 enrolled, that they expect to complete enrollment soon and that they expect data read out in 2016.

•	If solanezumab were to receive marketing authorization, PDL would receive a 12.5 year know-how royalty of 2% from date of first sale.

Updates on Acquired Royalties from Depomed

•	Current royalty bearing products include:

◦	Glumetza (U.S, sold by Santarus / Salix)

◦	Glumetza (Canada, sold by Valeant Pharmaceuticals)

◦	Glumetza (Korea, sold by LG Life Sciences)

◦	Janumet XR (world-wide, Sold by Merck)

•	Additional products for which we may receive milestones and royalties

◦	Combination of Invokana® (canagliflozin) and extended-release metformin (Janssen Pharmaceutica)
Two investigational fixed-dose combinations of drugs and extended-release metformin (Boehringer Ingelheim)

•
In the fourth quarter of 2014 we recorded a $28.1 million reduction in revenue related to the royalty rights- change in fair value of the Depomed asset. The decrease in royalty rights is primarily a result of a $42.6 million non-cash reduction to the fair value of the Depomed royalty asset due to a re-forecast of expected future cash flows of Glumetza in 2015. In late 2014, Salix Pharmaceuticals, Inc. disclosed there was an excess of supply of Glumetza and other drugs that it commercialized at the distribution level. PDL commenced a review of all public statements by Salix, publicly available historical third-party prescription data, analyst reports and other relevant data sources. PDL also engaged a third-party expert to specifically assess estimated inventory levels of Glumetza in the distribution channel and to ascertain the potential effects those excess inventory levels could have on expected future cash flows. For example, the cash royalties paid to PDL on sales of Glumetza in the third and fourth quarter of 2014 were $51.7 million, approximately $18.9 million above the Company’s internal forecast. Because PDL expects that the sales of Glumetza, and therefore royalties on such sales paid to the Company, will be lower in 2015 as distributors reduce their excess levels of inventory of Glumetza, PDL adjusted the estimated future cash flows of Glumetza. This adjustment resulted in the decrease in fair value of the Glumetza-related royalties.

PDL BioPharma, Inc.
Q4-Year End 2014
February 23, 2015

•
Since inception of the transaction (October 2013) to date we have received $113.0 million in cash from this transaction, which exceeded the Company’s initial forecast by $37.5 million and the return of invested capital is approximately 47 percent

Forward-looking Statements
This document contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from those, express or implied, in these forward-looking statements. Important factors that could impair the value of the Company's royalty assets, restrict or impede the ability of the Company to invest in new income generating assets and limit the Company's ability to pay dividends are disclosed in the risk factors contained in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission, as updated by subsequent filings. All forward-looking statements are expressly qualified in their entirety by such factors. We do not undertake any duty to update any forward looking statement except as required by law.

PDL BioPharma, Inc.
Q4-Year End 2014
February 23, 2015

Queen et al. Royalties
Royalty Revenue by Product ($ in 000's) *
Avastin	Q1	Q2	Q3	Q4	Total
2014	38,122	38,924	38,864	40,723	156,632
2013	33,234	46,720	32,224	32,287	144,464
2012	23,215	41,670	25,955	30,041	120,882
2011	22,283	41,967	23,870	22,886	111,006
2010	16,870	44,765	29,989	24,922	116,547
2009	13,605	35,161	21,060	15,141	84,966
2008	9,957	30,480	19,574	12,394	72,405
2007	8,990	21,842	17,478	9,549	57,859
2006	10,438	15,572	15,405	12,536	53,952
Herceptin	Q1	Q2	Q3	Q4	Total
2014	36,646	38,292	39,407	40,049	154,394
2013	30,287	47,353	30,961	33,038	141,640
2012	25,702	44,628	30,433	28,307	129,070
2011	25,089	42,209	31,933	21,812	121,042
2010	23,402	38,555	27,952	25,441	115,350
2009	16,003	32,331	26,830	18,615	93,779
2008	14,092	34,383	28,122	20,282	96,880
2007	19,035	28,188	22,582	14,802	84,608
2006	15,142	19,716	21,557	20,354	76,769
Lucentis	Q1	Q2	Q3	Q4	Total
2014	17,390	16,777	16,883	16,695	67,746
2013	12,032	30,066	13,536	12,127	67,760
2012	10,791	27,938	12,552	11,097	62,377
2011	8,878	24,313	12,157	10,750	56,099
2010	7,220	19,091	10,841	8,047	45,198
2009	4,621	12,863	8,123	6,152	31,759
2008	3,636	11,060	7,631	4,549	26,876
2007	2,931	6,543	6,579	3,517	19,570
2006	—	—	289	3,335	3,624
Xolair	Q1	Q2	Q3	Q4	Total
2014	8,886	9,099	10,442	11,237	39,663
2013	5,930	10,025	7,334	7,330	30,619
2012	5,447	8,609	6,504	6,145	26,705
2011	4,590	7,621	5,916	5,823	23,949
2010	3,723	6,386	4,980	4,652	19,741
2009	2,665	5,082	4,085	3,722	15,553
2008	1,488	4,866	3,569	2,927	12,850
2007	1,684	3,942	3,332	2,184	11,142
2006	2,263	2,969	3,041	2,495	10,768
Perjeta	Q1	Q2	Q3	Q4	Total
2014	3,375	4,385	5,157	5,850	18,767
2013	340	1,414	748	879	3,381
2012	—	—	58	250	308

PDL BioPharma, Inc.
Q4-Year End 2014
February 23, 2015

Queen et al. Royalties
Royalty Revenue by Product ($ in 000's) *
Kadcyla	Q1	Q2	Q3	Q4	Total
2014	1,934	2,491	3,048	3,464	10,937
2013	—	551	830	859	2,240
Tysabri	Q1	Q2	Q3	Q4	Total
2014	12,857	13,350	16,048	15,015	57,270
2013	12,965	13,616	11,622	12,100	50,304
2012	11,233	12,202	11,749	12,255	47,439
2011	9,891	10,796	11,588	11,450	43,725
2010	8,791	8,788	8,735	9,440	35,754
2009	6,656	7,050	7,642	8,564	29,912
2008	3,883	5,042	5,949	6,992	21,866
2007	839	1,611	2,084	2,836	7,370
2006	—	—	—	237	237
Actemra	Q1	Q2	Q3	Q4	Total
2014	3,446	3,932	4,419	5,406	17,202
2013	2,631	2,816	2,939	3,744	12,131
2012	1,705	2,074	2,145	2,462	8,385
2011	913	1,136	1,401	1,460	4,910
2010	1,587	237	315	688	2,827
2009	585	537	909	1,197	3,228
2008	44	—	146	369	559
2007	32	—	—	17	49
Gazyva	Q1	Q2	Q3	Q4	Total
2014	51	283	325	436	1,094
Entyvio	Q1	Q2	Q3	Q4	Total
2014	—	—	153	2,192	2,344
* As reported to PDL by its licensees. Totals may not sum due to rounding.
Q1 2014 royalty revenue by product above do not include a $5 million payment received from Genentech in Q1 2014 for a retroactive settlement payment from 2013.

PDL BioPharma, Inc.
Q4-Year End 2014
February 23, 2015

Queen et al. Sales Revenue
Reported Licensee Net Sales Revenue by Product ($ in 000's) *
Avastin	Q1	Q2	Q3	Q4	Total
2014	1,786,912	1,838,764	1,828,900	1,916,353	7,370,929
2013	1,653,108	1,694,678	1,746,135	1,819,877	6,913,798
2012	1,502,757	1,573,727	1,551,327	1,662,977	6,290,788
2011	1,597,461	1,582,705	1,581,095	1,469,994	6,231,255
2010	1,506,788	1,596,892	1,594,707	1,646,218	6,344,605
2009	1,345,487	1,295,536	1,439,730	1,514,053	5,594,806
2008	980,715	1,084,930	1,180,427	1,239,382	4,485,454
2007	678,068	746,587	797,013	875,084	3,096,752
2006	439,318	516,052	570,551	592,897	2,118,817
Herceptin	Q1	Q2	Q3	Q4	Total
2014	1,731,564	1,801,990	1,854,452	1,877,614	7,265,621
2013	1,681,574	1,744,145	1,681,860	1,726,551	6,834,130
2012	1,515,255	1,625,313	1,663,695	1,650,495	6,454,759
2011	1,391,568	1,559,975	1,642,898	1,432,771	6,027,211
2010	1,270,846	1,349,512	1,300,934	1,409,310	5,330,602
2009	1,210,268	1,133,993	1,226,435	1,278,626	4,849,323
2008	1,105,426	1,195,215	1,211,982	1,186,806	4,699,428
2007	891,761	949,556	979,602	1,015,033	3,835,952
2006	529,585	659,719	761,099	803,576	2,753,979
Lucentis	Q1	Q2	Q3	Q4	Total
2014	818,376	789,483	794,505	785,669	3,188,031
2013	1,203,179	1,171,423	1,200,791	1,212,651	4,788,045
2012	1,079,092	1,086,543	1,097,541	1,109,695	4,372,871
2011	887,757	943,418	1,052,809	1,075,015	3,958,999
2010	721,967	698,890	745,376	804,684	2,970,917
2009	462,103	469,736	555,296	615,212	2,102,347
2008	363,615	393,682	460,167	454,922	1,672,386
2007	224,820	219,579	299,995	322,300	1,066,695
2006	—	—	10,689	157,742	168,431
Xolair	Q1	Q2	Q3	Q4	Total
2014	425,243	428,171	491,372	521,726	1,866,512
2013	341,309	365,778	391,900	401,333	1,500,321
2012	310,234	314,638	347,796	340,431	1,313,100
2011	267,754	277,642	310,874	314,911	1,171,182
2010	228,859	225,878	251,055	263,389	969,179
2009	184,669	181,086	211,006	219,693	796,454
2008	137,875	169,521	177,179	183,753	668,329
2007	129,172	130,700	144,250	147,754	551,876
2006	95,241	99,354	112,608	118,002	425,204
Perjeta	Q1	Q2	Q3	Q4	Total
2014	158,809	206,333	242,700	275,311	883,153
2013	34,008	55,076	66,353	87,949	243,386
2012	—	—	5,080	25,000	30,079

PDL BioPharma, Inc.
Q4-Year End 2014
February 23, 2015

Queen et al. Sales Revenue
Reported Licensee Net Sales Revenue by Product ($ in 000's) *
Kadcyla	Q1	Q2	Q3	Q4	Total
2014	91,031	117,212	143,414	163,028	514,685
2013	—	21,459	73,626	85,906	180,991
Tysabri	Q1	Q2	Q3	Q4	Total
2014	428,561	442,492	534,946	500,511	1,906,510
2013	434,677	451,358	387,407	403,334	1,676,776
2012	374,430	401,743	391,623	408,711	1,576,508
2011	329,696	356,876	388,758	381,618	1,456,948
2010	293,047	287,925	293,664	316,657	1,191,292
2009	221,854	229,993	257,240	285,481	994,569
2008	129,430	163,076	200,783	233,070	726,359
2007	30,468	48,715	71,972	94,521	245,675
2006	—	—	—	7,890	7,890
Actemra	Q1	Q2	Q3	Q4	Total
2014	114,865	124,736	147,285	180,197	567,082
2013	87,703	91,374	97,961	124,815	401,852
2012	56,662	66,624	71,505	82,053	276,843
2011	30,433	35,370	46,709	48,671	161,183
2010	52,908	5,405	10,493	22,919	91,725
2009	19,504	17,920	30,313	39,888	107,625
2008	1,452	1,377	5,981	12,305	21,115
2007	—	—	—	1,137	1,137
Gazyva	Q1	Q2	Q3	Q4	Total
2014	3,095	8,697	11,531	13,428	36,750
Entyvio	Q1	Q2	Q3	Q4	Total
2014	—	—	5,347	58,500	63,848
* As reported to PDL by its licensee. Dates in above charts reflect when PDL receives royalties on sales. Sales occurred in the quarter prior to the dates in the above charts.
Totals may not sum due to rounding.